UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2018

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On April 9, 2018, EPR Properties (the “Company”) will file with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed underwritten public offering of a new series of its senior notes. The offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective “shelf” registration statement filed with the SEC on Form S-3.

The preliminary prospectus supplement includes a discussion of the Company’s recent developments and the proposed use of proceeds of the offering as described below.

Recent Developments

Investments

As of April 6, 2018, the Company’s investment spending in its operating segments since December 31, 2017 totaled approximately $111.8 million, and included investments in each of the following three reportable operating segments.

•	Entertainment—investment spending since December 31, 2017 totaled approximately $25.5 million and related primarily to spending on build-to-suit development and redevelopment of megaplex theatres, entertainment retail centers and family entertainment centers as well as $7.4 million for the acquisition of a megaplex theatre.

•	Recreation—investment spending since December 31, 2017 totaled approximately $63.4 million and related primarily to spending on build-to-suit development of golf entertainment complexes and an indoor waterpark hotel as well as $18.1 million for the acquisition of two other recreation facilities.

•	Education—investment spending since December 31, 2017 totaled approximately $22.9 million and related primarily to build-to-suit development and redevelopment of public charter schools, early education centers and private schools.

Redemption of 7.750% Senior Notes due 2020

As previously disclosed, on February 28, 2018, the Company redeemed all of the outstanding 7.750% Senior Notes due 2020. The notes were redeemed at a price equal to the principal amount of $250.0 million plus a premium calculated pursuant to the terms of the indenture of $28.6 million (which will be expensed in the first quarter of 2018), together with accrued and unpaid interest up to, but not including the redemption date, of $2.3 million. In connection with the redemption, the Company will record a non-cash write-off of $3.3 million in deferred financing costs in the first quarter of 2018.

Prepayment of Mortgage Note Payable

As previously disclosed, subsequent to December 31, 2017, the Company prepaid in full a mortgage note payable totaling $11.7 million that was secured by a theatre property.

Use of Proceeds

The preliminary prospectus supplement also discloses that the Company intends to use the net proceeds from the offering to reduce the outstanding principal balance of its unsecured revolving credit facility (which had an outstanding balance of approximately $580.0 million at April 6, 2018) Such application of net proceeds will increase the amounts available under the Company’s unsecured revolving credit facility, which the Company intends to use for general business purposes, including funding its ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering to the uses described above, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with its qualification as a REIT under the Internal Revenue Code of 1986, as amended.

Item 8.01.	Other Events.

The Company is providing this Item 8.01 disclosure for the purpose of supplementing, with the additional risk factor set forth below, the risk factor disclosure contained in the Company’s public filings, including those risk factors discussed in Item 1A under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “Annual Report”). Other than the addition of the risk factor set forth below, the disclosure under the heading “Risk Factors” in the Annual Report remains applicable and unchanged as set forth therein.

Recent criminal indictments against one of the Company’s waterpark mortgagors and certain related parties may negatively impact the likelihood of repayment of the related mortgage loans secured by the waterpark and other collateral and have a material adverse effect on the Company’s business, operating results, cash flows, financial condition and liquidity.

The Company has provided mortgage loans to SVV I, LLC (“SVV”) and certain SVV affiliates, which were originally utilized by SVV to construct the Schlitterbahn Kansas City Waterpark and develop excess property adjacent to the waterpark in Kansas City, Kansas (the “Project”). The aggregate outstanding principal balance and related accrued interest receivable for the mortgage loans was $174.3 million at December 31, 2017, and SVV accounted for approximately 3% of total revenue for the fiscal year ended December 31, 2017. The loans are secured by the Project and certain additional waterpark properties operated by affiliates of SVV located in New Braunfels, Texas and South Padre Island, Texas. On March 21, 2018, SVV, one of the owners of SVV and certain related parties were criminally indicted on multiple counts in connection with the investigation of a 2016 fatality that occurred at the waterpark. The counts alleged in the indictments carry penalties of imprisonment and fines, including aggregate fines for SVV of up to $3.5 million. The Company has no opinion as to the merits of these indictments.

An anticipated source of repayment on the mortgage loans is the issuance of sales tax revenue bonds (“STAR Bonds”) which have been committed for the Project. The STAR Bonds are issuable in tranches as the development Project is completed and require additional approval from the State of Kansas and the local government prior to each issuance. There can be no assurance that the recent criminal indictments will not delay or cause the State of Kansas or the local government to refuse to provide the necessary approval for future issuances. If additional STAR Bonds cannot be issued, the likelihood that SVV will be able to fully repay the mortgage loans will be negatively impacted. In addition, negative publicity may have a negative impact on attendance at the Schlitterbahn waterparks, which may reduce the funds available to SVV to repay the mortgage loans. In the event that SVV defaults on the mortgage loans, the Company may need to restructure the mortgage loans, foreclose on the collateral underlying the loans or take other action with respect to the property, which could reduce the Company’s revenue associated with the mortgage loans, require the Company to record a provision for loan loss or incur additional expenses. The occurrence of any of the foregoing events may have a material adverse effect on the Company’s business, operating results, cash flows, financial condition and liquidity.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE SENIOR NOTES AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: April 9, 2018